Exhibit 99.1
Dutch Bros Inc. Reports First Quarter 2023 Financial Results
Record 45 New Systemwide Shop Openings in Q1 2023
Quarterly Revenue Increased Nearly 30% to $197.3 million
Reaffirms 2023 Guidance

GRANTS PASS, Ore. - May 9, 2023 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the first quarter ended March 31, 2023.
Joth Ricci, Chief Executive Officer of Dutch Bros, stated, “In Q1, we opened a record 45 shops system-wide and grew revenue almost 30%. We also saw meaningful margin expansion, driven by significant improvements in labor efficiency and G&A leverage. We doubled down in our pursuit of more profitable growth and delivered strong company-operated shop margins. I’m proud of how our teams responded quickly and decisively to the economic climate, demonstrated by their focused effort on accelerating profitability as we grow our shop footprint.”
He continued, “During the quarter, we were encouraged by our customers’ responses to our traffic-driving initiatives, including our “Fill-a-Tray” promotion, which resulted in the largest single sales day in Dutch Bros recorded history. We will continue to utilize innovative strategies to generate traffic demand and build momentum.”
He concluded, “Our new shops are highly efficient, mature quickly, and continue to demonstrate predictable and attractive margin profiles. The class of shops opened in 2019, 2020, and 2021 have already achieved our 30% contribution margin target, and the class of 2022 is maturing in line with our margin expectations. We are hitting these targets as we continue entering new trade zones across the country. This performance gives us confidence in Dutch Bros growth strategy - both in the near-term and beyond.”
First Quarter 2023 Highlights
•Opened 45 new shops, 42 of which were company-operated, across 9 states. All of these new shops continue to be led by existing or newly-promoted regional operators.
•Total revenues grew 29.6% to $197.3 million as compared to $152.2 million in the same period of 2022.
•System same shop sales2 declined (2.0)%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period in 2022. Company-operated same shop sales declined (3.5)%, inclusive of the impact of our fortressing strategy, as compared to the same period of 2022.
•Company-operated shop revenues increased 33.0% to $173.2 million, as compared to $130.2 million in the same period of 2022.
•Company-operated shop gross profit was $28.9 million as compared to $16.6 million in the same period of 2022. In the first quarter of 2023, company-operated shop gross margin, which includes 190bps of pre-opening expenses improved to 16.7%, a year-over-year increase of 390bps.
•Company-operated shop contribution1, a non-GAAP financial measure, grew 76.1% to $41.9 million as compared to $23.8 million in the same period of 2022. In the first quarter of 2023, company-

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operated shop contribution margin, which includes 190bps of pre-opening expense, improved to 24.2%, a year-over-year increase of 590 bps.
•Selling, general, and administrative expenses were $46.0 million (23.3% of revenue) as compared to $45.2 million (29.7% of revenue) in the same period of 2022.
•Adjusted selling, general, and administrative expenses1, a non-GAAP financial measure, were $36.7 million (18.6% of revenue) as compared to $31.7 million (20.8% of revenue) in the same period of 2022.
•Net loss was $9.4 million as compared to $16.3 million in the same period of 2022.
•Adjusted EBITDA1, a non-GAAP financial measure, grew 147.2% to $23.9 million as compared to $9.7 million in the same period of 2022.
•Adjusted net loss1, a non-GAAP financial measure, was $0.5 million as compared to $2.5 million in the same period of 2022.
•Net loss per share of Class A and Class D common stock - diluted was $0.07 as compared to net loss per share of $0.10 in the same period of 2022.
•Adjusted net loss per fully exchanged share of diluted common stock1, a non-GAAP financial measure, was $0.00 as compared to $0.02 in the same period of 2022.
Outlook
Dutch Bros is reaffirming the following full-year 2023 outlook:
•Total system shop openings in 2023 are expected to be at least 150, of which at least 130 shops will be company-operated.
•Total revenues are projected to be between $950 million and $1 billion.
•Same shop sales2 growth is estimated to be in the low single digits. At this point we have no plans to take additional pricing action in 2023. We expect low-single digits growth from pricing to roll-over into 2023 from pricing action taken in 2022.
•Adjusted EBITDA3 is estimated to be approximately $125 million. This includes approximately $8 million we elected to make in labor investments related to wage increases in federal minimum wage markets and approximately $11 million in mandated wage increases in markets that do not adhere to the federal minimum wage standard.
•Capital expenditures are estimated to be in the range of $225 million to $250 million, which includes approximately $15 million to $20 million in spending in 2023 for our new roasting facility projected to open in 2024.
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
2    Same shop sales is defined in the section “Select Financial Metrics”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the first quarter ended March 31, 2023.
Event: First Quarter 2023 Conference Call and Webcast
Date: Tuesday, May 9, 2023
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 716 locations across 14 states as of March 31, 2023.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2023, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the period ended March 31, 2023. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2023	2022
REVENUES
Company-operated shops	$173,164	$130,187
Franchising and other	24,103	21,969
Total revenues	197,267	152,156

COSTS AND EXPENSES
Cost of sales	151,523	121,167
Selling, general and administrative	45,976	45,214
Total costs and expenses	197,499	166,381

LOSS FROM OPERATIONS	(232)	(14,225)

OTHER EXPENSE
Interest expense, net	(7,886)	(2,489)
Other income	1,307	221
Total other expense	(6,579)	(2,268)

LOSS BEFORE INCOME TAXES	(6,811)	(16,493)
Income tax expense (benefit)	2,580	(214)
NET LOSS	$(9,391)	$(16,279)
Less: Net loss attributable to non-controlling interests	(5,549)	(11,332)
NET LOSS ATTRIBUTABLE TO DUTCH BROS INC.	$(3,842)	$(4,947)
Net loss per share of Class A and Class D common stock:
Basic	$(0.07)	$(0.10)
Diluted	$(0.07)	$(0.10)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	56,664	48,059
Diluted	56,664	48,059

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DUTCH BROS INC.
Segment Financials

	Three Months Ended March 31,
(in thousands; unaudited)	2023	2022
Revenues:
Company-operated shops	$173,164	$130,187
Franchising and other	24,103	21,969
Total revenues	197,267	152,156
Cost of Sales:
Company-operated shops	144,292	113,548
Franchising and other	7,231	7,619
Total cost of sales	151,523	121,167
Segment gross profit:
Company-operated shops	28,872	16,639
Franchising and other	16,872	14,350
Total gross profit	45,744	30,989
Depreciation and amortization:
Company-operated shops	13,001	7,140
Franchising and other	1,361	1,342
All other	417	700
Total depreciation and amortization	14,779	9,182
Segment contribution:
Company-operated shops	41,873	23,779
Franchising and other	18,233	15,692
Total segment contribution	60,106	39,471
Selling, general and administrative	(45,976)	(45,214)
Interest expense, net	(7,886)	(2,489)
Other income	1,307	221
Loss before income taxes	$(6,811)	$(16,493)

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended March 31,
	2023		2022
(in thousands; unaudited)	$	%	$	%
Company-operated shops revenue	173,164	100.0	130,187	100.0

Beverage, food and packaging costs	48,952	28.3	35,622	27.4
Labor costs	48,549	28.0	41,761	32.0
Occupancy and other costs	30,559	17.6	23,003	17.7
Pre-opening costs	3,231	1.9	6,022	4.6
Depreciation and amortization	13,001	7.5	7,140	5.5
Company-operated shop costs and expenses	144,292	83.3	113,548	87.2

Company-operated shops gross profit	28,872	16.7	16,639	12.8
Company-operated shops contribution [1]	41,873	24.2	23,779	18.3
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Three Months Ended March 31,
(in thousands; unaudited)	2023	2022
Net cash provided by (used in) operating activities	$3,077	$(756)
Net cash used in investing activities	(43,043)	(46,021)
Net cash provided by financing activities	34,084	55,025
Net increase (decrease) in cash and cash equivalents	$(5,882)	$8,248
Cash and cash equivalents at beginning of period	20,178	18,506
Cash and cash equivalents at end of period	$14,296	$26,754

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$14,296	$20,178
Accounts receivable, net	8,778	11,966
Inventories, net	43,957	39,229
Prepaid expenses and other current assets	14,283	10,949
Total current assets	81,314	82,322
Property and equipment, net	402,841	365,468
Finance lease right-of-use assets, net	288,560	247,943
Operating lease right-of-use assets, net	174,673	169,302
Intangibles, net	7,893	8,804
Goodwill	21,629	21,629
Deferred income tax assets, net	286,385	288,765
Other long-term assets	1,670	2,127
Total assets	$1,264,965	$1,186,360
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,092	$21,270
Accrued liabilities	28,363	27,452
Other current liabilities	7,299	7,860
Deferred revenue	21,815	25,335
Line of credit	150,978	110,865
Current portion of finance lease liabilities	8,129	7,971
Current portion of operating lease liabilities	9,536	9,317
Current portion of long-term debt	2,611	2,609
Total current liabilities	252,823	212,679
Deferred revenue, net of current portion	6,104	6,119
Tax receivable agreements liability, net of current portion	219,629	220,923
Finance lease liabilities, net of current portion	275,639	237,130
Operating lease liabilities, net of current portion	166,345	161,228
Long-term debt, net of current portion	95,714	96,297
Other long-term liabilities	8	8
Total liabilities	1,016,262	934,384
Equity:
Common stock	2	2
Additional paid in capital	148,873	145,613
Accumulated other comprehensive income	590	813
Accumulated deficit	(21,152)	(17,310)
Total stockholders' equity attributable to Dutch Bros Inc.	128,313	129,118
Non-controlling interests	120,390	122,858
Total equity	248,703	251,976
Total liabilities and equity	$1,264,965	$1,186,360

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended March 31,
(in thousands, except number of shops data; unaudited)	2023	2022
Shop count, beginning of period
Company-operated	396	271
Franchised	275	267
	671	538
Company-operated new openings	42	34
Franchised new openings	3	—
Acquisition of franchise shops	—	5
Shop count, end of period
Company-operated	438	310
Franchised	278	262
Total shop count	716	572

Systemwide AUV [1]	$1,916	$1,892
Company-operated shops AUV [1]	$1,879	$1,829

Systemwide same shop sales [2,3]	(2.0)%	6.0%
Company-operated same shop sales [2]	(3.5)%	5.1%

Systemwide sales [3]	$302,782	$254,565
Company-operated operating weeks [4]	5,322	3,764
Franchising and other operating weeks [4]	3,546	3,363
Dutch Rewards member registrations [5]	494	489

	Three Months Ended March 31,
	2023		2022
(in thousands; unaudited)	$	%	$	%
Company-operated shop revenues	173,164	100.0	130,187	100.0
Company-operated gross profit	28,872	16.7	16,639	12.8
Company-operated shop contribution [6]	41,873	24.2	23,779	18.3
Selling, general, and administrative expenses	45,976	23.3	45,214	29.7
Adjusted selling, general, and administrative expenses [6]	36,656	18.6	31,680	20.8
Net loss	(9,391)	(4.8)	(16,279)	(10.7)
Adjusted EBITDA [6]	23,880	12.1	9,662	6.4
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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.

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2    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended March 31,
	2023	2022
Systemwide shop base	503	414
Company-operated shop base	246	173
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.

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EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net loss before interest expense (net of interest income), income tax expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, and (gain) loss on the remeasurement of the liability related to the TRAs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding equity-based compensation expense, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, and executive transitions costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net loss
Definition and/or calculation
Net loss, excluding equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, and income tax effects of items excluded from net loss.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.

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Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net loss per fully exchanged share of diluted common stock
Definition and/or calculation
Net loss per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, income tax effects of items excluded from net loss, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net loss adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros PubCo1 and/or Profit Interest Units in Dutch Bros OpCo2 to certain eligible employees.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
Executives transition costs
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023.

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TRAs remeasurements
(Gain) loss impacts on condensed consolidated statements of operations related to adjustments of our TRAs liabilities.
Dilutive effects of RSAs and RSUs
Addition of incremental shares of RSAs and RSUs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP and GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net loss allocation to controlling and non-controlling interests to align the numerator of the net loss per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
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1    Dutch Bros PubCo refers to Dutch Bros Inc., a Delaware corporation, of which its Class A common stock is publicly traded on the New York Stock Exchange under the symbol “BROS”.
2    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended March 31,
	2023		2022
(in thousands; unaudited)	$	%	$	%
Company-operated shop gross profit	28,872	16.7	16,639	12.8
Depreciation and amortization	13,001	7.5	7,140	5.5
Company-operated shop contribution	41,873	24.2	23,779	18.3

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	Three Months Ended March 31,
	2023		2022
(in thousands; unaudited)	$	%	$	%
Net loss	(9,391)	(4.8)	(16,279)	(10.7)
Depreciation and amortization	14,779	7.5	9,182	6.0
Interest expense, net	7,886	4.0	2,489	1.6
Income tax expense (benefit)	2,580	1.3	(214)	(0.1)
EBITDA	15,854	8.0	(4,822)	(3.2)
Equity-based compensation	9,170	4.6	9,900	6.5
COVID-19: “thank you pay” and catastrophic leave	—	—	950	0.7
COVID-19: prepaid costs not utilized	—	—	1,200	0.8
Milestone events	—	—	2,434	1.6
Executives transition costs	150	0.1	—	—
TRAs remeasurements	(1,294)	(0.6)	—	—
Adjusted EBITDA	23,880	12.1	9,662	6.4

	Three Months Ended March 31,
	2023		2022
(in thousands; unaudited)	$	%	$	%
Selling, general, and administrative [1]	45,976	23.3	45,214	29.7
Equity-based compensation	(9,170)	(4.6)	(9,900)	(6.5)
COVID-19: prepaid costs not utilized	—	—	(1,200)	(0.8)
Milestone events	—	—	(2,434)	(1.6)
Executives transition costs	(150)	(0.1)	—	—
Adjusted selling, general, and administrative	36,656	18.6	31,680	20.8

	Three Months Ended March 31,
(in thousands; unaudited)	2023	2022
Net loss	$(9,391)	$(16,279)
Equity-based compensation	9,170	9,900
COVID-19: “thank you pay” and catastrophic leave	—	950
COVID-19: prepaid costs not utilized	—	1,200
Milestone events	—	2,434
Executives transition costs	150	—
TRAs remeasurements	(1,294)	—
Income tax effects	830	(721)
Adjusted net loss	$(535)	$(2,516)
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1    Selling, general, and administrative expenses include depreciation and amortization.

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2023	2022
Weighted-average shares of Class A and Class D common stock outstanding - diluted	56,664	48,059
Dilutive effects of RSAs and RSUs [1]	—	—
Assumed exchange of weighted-average Class B and Class C shares of common stock	105,756	112,861
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	162,420	160,920

Net loss per share of Class A and Class D common stock - diluted	$(0.07)	$(0.10)
Controlling and non-controlling interest adjustments	0.01	(0.02)
Equity-based compensation	0.06	0.06
COVID-19: “thank you pay” and catastrophic leave	—	0.01
COVID-19: prepaid costs not utilized	—	0.01
Milestone events	—	0.02
Executives transition costs	—	—
TRAs remeasurements	(0.01)	—
Income tax effects	0.01	—
Adjusted net loss per fully exchanged share of diluted common stock	$—	$(0.02)
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1 No impact as the RSAs and RSUs were anti-dilutive for the periods presented.

Dutch Bros Inc.| Earnings Release | 15